Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ian McKinnon, Chairman and Chief Executive Officer and Isaac Moss, Senior Vice President and Chief Financial Officer of Cheetah Oil & Gas Ltd., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Cheetah Oil & Gas Ltd. for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cheetah Oil & Gas Ltd.

Dated: August 14, 2007

/s/ Ian McKinnon

Ian McKinnon, Chairman and Chief Executive Officer

(Principal Executive Officer)

/s/ Isaac Moss

Isaac Moss, Senior Vice President and Chief

Financial Officer

(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cheetah Oil & Gas Ltd. and will be retained by Cheetah Oil & Gas Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1347160.1